EXHIBIT 99

Dear Shareholder,

During the second quarter of 2005, we continued to pursue opportunities for growth in high-speed Internet service, while working to improve profitability.

For the second quarter of 2005, we reported operating revenue of $44.0 million, compared to $44.1 million in the second quarter of 2004. Net income was $1.4 million, or $0.10 per share, compared to $1.2 million, or $0.08 per share, for the same period last year.

For the first six months of 2005, we reported operating revenue of $86.9 million, compared to $87.9 million in the same period last year. Revenues declined in our Rural Local Exchange Carrier (RLEC) and Systems Integration segments, but these declines were partially offset by increased revenues in our Competitive Local Exchange Carrier (CLEC) and Internet Service segments.

Net income for the first six months of 2005 was $4.3 million, or $0.30 per share, compared to a net loss of $1.0 million, or $0.07 per share, for the same period last year. Included in the 2005 year-to-date results was a gain of $2.0 million ($1.3 million after tax) from the sale of our interest in PenTeleData. The 2004 year-to-date results included a loss of $4.8 million ($3.3 million after tax) from costs associated with our debt refinancing in March 2004.

Below is a summary of changes in our line and subscriber counts during the 12 months ended June 30, 2005:

As of June 30	2005	2004	%Change
RLEC lines	136,929	141,270	(3.1%)
CLEC lines	39,381	35,338	11.4%
DSL subscribers	14,993	8,706	72.2%
Dial-up Internet subscribers	10,082	12,514	(19.4%)
Web hosting customers	929	872	6.5%

One highlight of our first two quarters has been the impressive growth of broadband Internet subscribers. In the first six months of 2005, we added more DSL subscribers than we did during all of 2004. In order to meet customer needs for faster Internet connections, we have added higher-speed tiers of broadband service -- up to 5 or 7 Mbps in certain markets.

We have a focused set of plans aimed at increasing our broadband penetration, which we believe will be a key element of providing next-generation communication services to our customers. Part of that plan involves actively converting our dial-up customers to broadband, in those areas where we offer DSL. This plan also affected operating results, as we offered incentives for new subscribers and provided the increased bandwidth needed to serve future high-speed customers.

The increased bandwidth cost and other expenses led to an operating loss of $360,000 in the Internet Services segment in second quarter 2005, compared to a loss of $5,000 during the same period last year.

The access lines in our RLEC segment continue to decline, much like other RLECs in our industry. With this competitive pressure, we focused on managing costs to maintain and improve profitability in this segment. In another development related to our RLEC segment, we were pleased to report in July that we reached a four-year agreement with the International Brotherhood of Electrical Workers Local 1671, which represents 76 coworkers in Birdsboro.

To enhance our service to customers, we recently installed a new customer relationship management system in our Network Operations Center to more efficiently monitor and resolve service issues.

Our Systems Integration segment operates in a highly competitive industry, and we are working to improve on the disappointing results in this segment. We have seen growing customer interest in Internet Protocol (IP) communication systems, and we formed a team to further develop our focus and breadth of experience in this converged communication technology for businesses. We were pleased to receive recognitions from one of our IP communication system providers, Mitel. The company named D&E its Solution Provider of the Year for the U.S. Northeast and ranked D&E in the top ten percentile of the Mitel Customer Satisfaction Program for fiscal year 2005.

Each day, our dedicated coworkers continue to meet the challenges of a competitive industry in order to provide solutions to our customers and value to our shareholders. We thank you for being part of this mission.



Sincerely,

G. William Ruhl
Chairman



James W. Morozzi
President and Chief Executive Officer

Any forward-looking statements concerning the development of our business and its financial performance are based upon the current expectations of D&E's management. Such statements are not guarantees of future performance and involve uncertainties that could cause actual results to differ materially from our expectations. A description of factors and risks that could affect our performance is contained in D&E's annual report on Form 10-K, available in the Investor Relations section of our website, www.decommunications.com.

Investor Information

D&E Communications, Inc. is listed on the NASDAQ National Market of the NASDAQ Stock Market under the symbol “DECC.” The Company serves as its own transfer agent. Inquiries concerning stock and related matters may be directed to W. Garth Sprecher, Senior Vice President and Corporate Secretary.

Telephone: (717) 738-8304

Email: gsprecher@decommunications.com

Communications

Delivering Excellence

Brossman Business Complex

124 East Main Street • Ephrata, PA 17522

1-877-4DE-TODAY • www.decommunications.com

Quarterly Report

Second Quarter 2005

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per-share amounts) (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Total operating revenues	$44,042	$44,135	$86,881	$87,900
Total operating expenses	39,218	38,944	77,440	77,695

Operating income	4,824	5,191	9,441	10,205
Total other income (expense)	(2,752)	(3,394)	(3,195)	(12,189)

Income (loss) before income taxes and dividends on utility preferred stock	2,072	1,797	6,246	(1,984)
Income taxes (benefit)	688	547	1,958	(994)
Dividends on utility preferred stock	17	17	33	33

Total income taxes and dividends on utility preferred stock	705	564	1,991	(961)

Net income (loss)	$1,367	$1,233	$4,255	$(1,023)

Weighted average common shares outstanding (basic)	14,296	15,564	14,285	15,557
Weighted average common shares outstanding (diluted)	14,298	15,631	14,303	15,557
Basic and diluted earnings (loss) per common share
Net income (loss) per common share	$0.10	$0.08	$0.30	$(0.07)

Dividends per common share	$0.13	$0.13	$0.25	$0.25

Communications

Delivering Excellence

Officers

G. William Ruhl

Chairman

James W. Morozzi

President & Chief Executive Officer

Albert H. Kramer

Senior Vice President, Operations

Thomas E. Morell

Senior Vice President, Chief Financial Officer & Treasurer

W. Garth Sprecher

Senior Vice President & Corporate Secretary

Board of Directors

John Amos

Thomas H. Bamford

Paul W. Brubaker

Ronald E. Frisbie

Robert A. Kinsley

James W. Morozzi

G. William Ruhl

Steven B. Silverman

W. Garth Sprecher

D. Mark Thomas

Richard G. Weidner

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands) (unaudited)	June 30, 2005	December 31, 2004
ASSETS
Current assets	$34,980	$39,541
Investments in and advances to affiliated companies	54	52
Property, plant, and equipment	360,880	344,651
Less accumulated depreciation	177,505	162,078

	183,375	182,573

Other assets
Goodwill	149,017	149,032
Intangible assets, net of accumulated amortization	164,345	167,396
Other	7,712	8,191

	321,074	324,619

Total Assets	$539,483	$546,785

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$44,027	$43,788
Long-term debt	210,500	218,500
Other liabilities	106,006	106,932
Preferred stock of utility subsidiary, Series A 4 1/2%	1,446	1,446
Shareholders’ equity
Common stock, par value $0.16, authorized shares 100,000	2,549	2,542
Outstanding shares: 14,312 at June 30, 2005 and 14,268 at December 31, 2004
Additional paid-in capital	160,644	160,255
Accumulated other comprehensive income (loss)	(6,274)	(6,574)
Retained earnings	39,202	38,513
Treasury stock at cost, 1,640 shares at June 30, 2005 and December 31, 2004	(18,617)	(18,617)

	177,504	176,119

Total Liabilities and Shareholders’ Equity	$539,483	$546,785

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in thousands) (unaudited)	2005	2004
Cash flows from operating activities	$17,376	$23,870
Net cash used in investing activities	(11,889)	(10,052)
Net cash used in financing activities	(11,169)	(17,484)

Decrease in cash and cash equivalents	(5,682)	(3,666)
Cash and cash equivalents
Beginning of period	8,517	12,446

End of period	$2,835	$8,780